  CONTRACT OPERATING AGREEMENT

THIS CONTRACT OPERATING AGREEMENT (this “Contract Operating Agreement” or this “Agreement”) is entered into this 8th day of April, 2008, to be effective as of the 1st day of April, 2008 (“Effective Date”), between and among South Texas Oil Company, a Nevada corporation (“South Texas”), including its subsidiaries, STO Operating Company, a Texas corporation (“STO Operating”); STO Drilling Company, a Texas corporation (“STO Drilling”); Southern Texas Oil Company, a Texas corporation (“Southern Texas”); and STO Properties LLC, a Texas limited liability company (“STO Properties”), any or all of which subsidiaries of South Texas may be referred to as “Subsidiaries” and South Texas, together with such Subsidiaries, individually or collectively, may be referred to herein as “STO”, all of which collectively constitute the Party of the First Part for which the Services are to be performed, whose address is 769 Highway 95 N., Bastrop, Texas 78602, and Sonterra Operating, Inc., a Delaware corporation (“Sonterra”), Party of the Second Part which shall perform the Services, whose address is 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258. STO and Sonterra are sometimes herein referred to together as the “Parties”, and individually as a “Party.”

WHEREAS, from and after various dates prior to the Effective Date of this Contract Operating Agreement, (i) STO Operating has acquired, is a current owner of, and is the operator of vast majority of the certain producing, non-producing, and undeveloped oil and gas properties located in the State of Texas owned by STO Operating and Southern Texas (the “Texas Properties”); and (ii) STO Operating has acquired, is a current owner of, and is a non-operator of the certain producing, non-producing, and undeveloped oil and gas properties located in the State of Colorado owned by STO Properties (the “Colorado Properties”), which Texas Properties and Colorado Properties are more fully defined in Paragraph 1 below and more fully described in Exhibits “A” and “B”, respectively, attached hereto and made a part hereof;

WHEREAS, STO and Sonterra desire that, for the duration of the Contract Operating Term, STO shall continue to act as operator of record for any Texas Properties in the State of Texas described on Exhibit “A” for which it is the current operator;

WHEREAS, although STO is not currently the operator of, and regardless of whether STO hereafter elects to become operator of, the Colorado oil and gas properties located in the Denver-Julesberg Basin (“DJ Basin Properties”), STO shall, with Sonterra’s assistance, continue to lead the technical efforts with respect to the DJ Basin Properties as more fully described in Exhibit “B” attached hereto and made a part hereof;

WHEREAS, STO and Sonterra desire that Sonterra shall perform certain Operating Services and certain Accounting Services (each as defined in Paragraph 2 below) primarily for the Texas Properties that are currently, or hereafter become, operated by STO (“Operated Properties”) and secondarily for the Texas Properties and Colorado Properties not operated by STO (“Non-Operated Properties”) from the Effective Date (“Commencement Date”) for the duration of the Contract Operating Term (including any extension thereof), in each case to the extent that such Operating and Accounting Services are (i) appropriate for the safe, efficient, and productive operation of the business of STO; (ii) consistent with best industry practices; (iii) in accordance with applicable Federal and State laws; (iv) in accordance with applicable Securities and Exchange Commission rules and regulations; (v) in accordance with applicable Financial Accounting Standards Board (“FASB”) publications and guidance; (vi) consistent with being a reasonable prudent operator as such term is commonly used in the oil and gas industry; and (vii) in accordance with the terms and conditions of this Contract Operating Agreement (“all of which standards enumerated in (i), (ii), (iii), (iv), (v), (vi) and (vii) above shall be individually or collectively, as applicable, referred to herein as “Applicable Operating Standards”);

NOW, THEREFORE, for and in consideration of the mutual covenants herein, the Parties stipulate and agree as follows:

 1.DEFINITIONS. Unless otherwise defined in this Contract Operating Agreement, capitalized terms used herein have the meanings given to such terms below.

A.    The term “AFE” shall mean Authorization for Expenditure;

B.
The term “Contract” shall mean any joint operating agreement (“JOA”), Marketing Contract, or other contractual agreement to which STO was a party prior to the Effective Date or which STO enters into after the Effective Date; and

C.
The terms “Operated Properties” or “Properties” shall include the Bastrop I, Bastrop II, Central Texas, and the Southern Texas Properties, whether described under named Wells or as properties not yet in a unit on attached Exhibit “A”, sometimes also referred to internally at STO as the:

(1) Bastrop Properties (which consists of contiguous oil and gas leasehold interests in both the Bastrop I and II Prospects in Bastrop County, Texas);

(2) Giddings Field Properties (Central Texas Leases, which consists of oil and gas leasehold interests in Burleson, Brazos, Fayette, Gonzales, and Lee Counties, Texas); and

(3) Big Foot, Kyote, and Somerset Fields (Southern Texas Leases, which consist of oil and gas leasehold interests in Atascosa and Frio Counties, Texas).

D.	The terms “Non-Operated Properties” or “Properties” shall consist of the D-J Basin Properties, described on attached Exhibits “B”.

  2. SCOPE OF SERVICES.  As of the Effective Date, Sonterra will begin overseeing daily operations, in the name of, on behalf of, and for the benefit of STO, of both Operating Services and Accounting Services for the Operated Properties and Accounting Services for the Non-Operated Properties as an independent contractor acting in the role of Contract Operator, subject to the terms, conditions, and limitations set forth in this Contract Operating Agreement (as the context indicates, individually or collectively, the “Operating Services”, the “Accounting Services”, or the “Services”).

  In the performance of the Services contemplated hereunder, Sonterra shall perform (or shall cause the employees, consultants, and representatives of STO to perform) the Services in the name of the applicable STO entity and in accordance with Applicable Operating Standards, which Services shall consist of the following duties:

  (a) operating the Operated Properties and, to a lesser extent consistent with the role of a non-operator, managing the Non-Operating Properties; provided, however, that STO will remain as the operator of record for the Operated Properties and that STO will continue to be responsible under law and in fact for the performance of certain functions and activities for which Sonterra is not responsible as described in Paragraph 5;

  (b) performing all functions in the name of STO and except as limited in Paragraph 5 below, otherwise act as a Contract Operator as generally understood in the oil and gas industry and in accordance with Applicable Operating Standards and duties imposed under any Contracts to which any STO entity is a party, including without limitation performing the duties of Operator under any JOA or as Operator in a manner consistent with JOA standards in the event that the STO entity has no partners in particular wells and leases;

  (c) overseeing marketing, nominations, gas control, and other similar services under existing Contracts that STO is a party to or under Contracts that STO enters into on Sonterra’s recommendation to gather, transport, market, store, or sell the oil and gas production from the Properties (individually or collectively, “Marketing Contracts”) or under Marketing Contracts hereafter entered into on a spot or month-to-month basis and (with STO’s prior written approval) to receive proceeds from (i) the sale of production attributable to the Properties (to the extent not paid by the purchasers of production directly to STO); (ii) gathering, compressing, transporting, drilling, or other services rendered by Sonterra on behalf of STO; and/or (iii) payments not encompassed within (i) or (ii) immediately above, such as gas balancing payments in lieu of in kind volumes, overpayments of AFEs, cash calls, insurance, taxes or items similar or dissimilar to those enumerated in (e) below in which STO is entitled to payment, or other payments for the benefit of STO;

  (d) overseeing land administration, landman, regulatory compliance, production reporting, geoscience, technical, operational, secretarial, and other duties and responsibilities performed by STO personnel, including its employees, consultants, contractors, and subcontractors, encompassed within the general and administrative overhead of STO;

  (e) administering the books, records and accounts associated with ownership of the Properties, including, but not limited to, providing STO with copies of daily drilling, workover and safety incident reports; preparing and filing all appropriate forms and reports for governmental agencies; and preparing and sending reports, change of operator notices or designations to third party co-owners as necessary;

  (f) paying or causing to be paid severance, production and similar taxes, lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, royalties, overriding royalties, production payments, net profit payments and other similar burdens associated with the ownership of the Properties, to the extent that, prior to Commencement Date, such amounts were paid directly by STO and not by either the operators of the Properties or by the purchasers of production from the Properties;

  (g) paying or causing to be paid operating costs associated with ownership of the Properties or the operation of the Operated Properties;

  (h) sending joint interest billings and cash calls to owners of the Operated Properties and receive cash calls and billings from joint interest owners attributable to the Operated Properties;

  (i) submitting reports regarding royalty payments to federal, state or tribal authorities concerning the Properties, as appropriate;

  (j) submitting production and severance tax reports with respect to the Operated Properties to federal, state or tribal authorities, with contemporaneous copies to STO concerning the Properties, as appropriate; and

  (k) preparing a Contract Operating Term Final Report summarizing, with copies of appropriate supporting documentation, Sonterra’s activities on behalf of STO during the Contract Operating Term not more than ninety (90) days after the expiration of the Contract Operating Term.

  Services described in clauses (a), (b), (c), (d), and (e), except to the extent that a portion of such Services also constitute Accounting Services, shall be referred to herein as “Operating Services.” Services described in clauses (f), (g), (h), (i), (j), and (k) shall be referred to herein as “Accounting Services.” As used in this Agreement, the "Contract Operating Term Final Report" shall mean the final report that will be prepared by Sonterra based upon all actual production, sales proceeds, joint interest billings, and cash calls attributable to STO, all actual expenses and costs attributable to STO pursuant to this Contract Operating Agreement, and all other amounts attributable to STO that are accrued or owed, but are not yet paid or payable during the Contract Operating Term. As soon as practicable, but in any event within thirty (30) days after receipt of the Contract Operating Term Final Report, STO shall prepare and deliver a written response either: (1) acknowledging receipt of and agreement with the Contract Operating Term Final Report or (2) containing any proposed changes to the Contract Operating Term Final Report, together with an explanation of any such changes and the reasons therefore. To the extent that STO may suggest changes to the Contract Operating Term Final Report with which Sonterra does not agree, the Parties shall endeavor in good faith to reconcile their respective divergent positions with respect to such Report.

  3.  BILLINGS TO OTHERS. During the Contract Operating Term, (a) Sonterra shall oversee, prepare and send, in the name of and on behalf of STO, all joint interest billings for the Operated Properties to joint interest owners of the Operated Properties;

(b)If Sonterra receives any subsequent invoices that pertain to the operations of the Operated Properties after the Contract Operating Term, and those invoices pertain to charges subsequent to the expiration of the Term, Sonterra shall forward all such invoices to STO for payment by STO;

(c) STO shall reimburse Sonterra for all invoices paid by Sonterra, if any, on behalf of STO, incurred hereunder within ten (10) business days of receipt of notice of such payments and supporting documentation; and

(d) The Parties contemplate that all monies to be paid or received during the Contract Operating Term shall be paid or received by and in the name of STO, but Sonterra agrees to promptly turn over any funds it inadvertently may receive in the course of performing Services hereunder and STO agrees to reimburse Sonterra for any funds, if any, that STO has paid on STO’s behalf.

  4.CONTRACT OPERATING TERM AND EARLY TERMINATION. This Agreement commences as of the Effective Date and shall continue for a period of three (3) calendar months through June 30, 2008, and shall automatically continue from month to month thereafter unless terminated by either Party for one or more extended periods of one calendar month each upon written notice sent by overnight courier not less than thirty (30) days prior to the expiration of the Contract Operating Term or any extension thereof, or unless earlier terminated by mutual agreement of Sonterra and STO. Sonterra shall secure and thereafter retain possession and control in its office of all records and files of STO at such time as Sonterra deems desirable or reasonably necessary for providing Operating Services and Accounting Services, but STO shall grant immediate electronic access to and furnish physical access to and/or copies of all records and files to Sonterra as deemed desirable or necessary by STO or Sonterra to perform the Services contemplated under this Contract Operating Agreement.

  5. LIMITATION ON SERVICES. The following limitations apply with respect to the Services contemplated hereunder in connection with performing the Operating Services:

  (a) Sonterra shall not enter into any Contract in its own name or on its own behalf, and STO shall be obligated to enter into all Contracts reasonably acceptable to STO and Sonterra, in the final discretion of STO, that may be necessary for the operation of the Operated Properties or to otherwise perform the Services. Each of STO and Sonterra agree to consult with the CEO of the other Party with respect to any Contract having a duration in excess of three (3) calendar months and/or with respect to any proposed capital expenditures in excess of $25,000.00, with the final decision to be made in any event by the Executive Committee of STO in the event that the CEO of Sonterra and the CEO of STO do not concur on the decision with respect to such matter. Upon request, Sonterra agrees to join with STO in the execution of any Contract requiring Sonterra’s joinder, if any, that may be necessary for the operation of the Operated Properties during the Contract Operating Term of this Contract Operating Agreement; provided, however, that Sonterra shall have no contractual liability under any such Contract and shall be entitled to indemnification from STO pursuant to Paragraph 7(c) below;

  (b) the scope of Operating Services shall include, but Sonterra shall not be responsible for the results of or any liability associated with, providing in good faith any technical evaluation regarding any drilling, reworking or other capital expenditure projects. Sonterra shall be responsible for timely forwarding notices to STO to enable STO to make informed responses and to direct Sonterra to make such responses on STO's behalf. After receiving Sonterra's written recommendations, STO shall be responsible for making any response or non-responses to any elections (including AFEs) pertaining to the Operated or Non-Operated Properties, but Sonterra shall have no responsibility or liability therefor if STO does not receive Sonterra's directions regarding an election to be made by STO. Sonterra (including for all purposes hereunder its officers, directors, employees, agents, consultants, or representatives) shall not be responsible for the accuracy of any information furnished in good faith by Sonterra or any of its Subsidiaries by Sonterra, and shall not be liable to STO or to any third parties for any (i) claims based upon the inclusion of any inaccurate information furnished by Sonterra to STO and used by STO in any reports or (ii) results obtained from any other use by STO of any inaccurate information so furnished. STO acknowledges and agrees that its employees and the employees of STO's Subsidiaries shall be required to, and will in fact, devote substantial time in assist Sonterra in the performance of Services to STO and its Subsidiaries to enable Sonterra to continue the operation of the Properties and the performance of the Operating Services and Accounting Services in the same manner as STO did immediately prior to Commencement Date or as otherwise required by Contract or applicable law. STO also acknowledges that the employees of Sonterra providing the Services have, and will continue to have, responsibilities with respect to the business of Sonterra to which said Sonterra employees will be required to devote substantial time and effort, in addition to the business of STO and its Affiliates, other than the operation of the Operated and Non-Properties and the Operating and Accounting Services to be performed hereunder; and

  (c) Sonterra shall not be required to drill any well nor undertake any other drilling, workover or other capital expense operations (individually or collectively, “Drilling Operations”) with respect to any Operated Properties, but shall provide any services in the nature of Operating Services in support of any such operations undertaken by STO. In the event that STO elects to conduct such operations and Sonterra agrees to perform Operating Services with respect to the requested drilling, workover or other capital expense operations, however, Sonterra shall do so without additional charge to STO, with the express understanding and agreement by STO that Sonterra shall not be exposed to, and STO agrees to protect, defend, and hold Sonterra harmless from, any liability or responsibility for any acts or failures to act on the part of Sonterra with respect to any such operations undertaken by STO, all of which operations shall be at STO’s sole risk and expense.

6. COMPENSATION AND FEES. As and for compensation for Services to be rendered hereunder, STO agrees to pay Sonterra the sum of $75,000 per month, plus reimburse Sonterra for all of its out-of-pocket costs and expenses, all of which shall be payable within ten (10) days after receipt of the monthly invoice from Sonterra. Any and all expenses anticipated to be incurred by Sonterra in connection with its performance hereunder in excess of $25,000 per item, or $75,000 for a series of related items, shall be pre-approved by STO’s CEO as a condition of reimbursement.

7.DISCLAIMER OF WARRANTIES/INDEMNIFICATION.

(a) Notwithstanding any other term of this Agreement to the contrary, Sonterra makes no, and in fact expressly disclaims any and all, representations and warranties, express, implied or statutory, with respect to the performance or results of the Services, except that Sonterra shall perform the Services during the term of this Agreement in a manner consistent with best industry practice, or as otherwise required by Contract or applicable law.

(b) Each Party hereby agrees to defend, indemnify, release, and hold the other Party harmless, including its respective officers, directors, employees, agents, representatives, contractors or subcontractors, from and against any and all claims, demands, lawsuits, or other legal or contractual liability, including any damages, expenses, costs, interest, and attorneys’ fees associated therewith (individually or collectively, “Liabilities”) on account of personal injury, bodily injury or death to its own personnel and representatives to the extent such injury, death, damage or loss arises out of or is attributable to the Operating Services or the performance thereof by any of Sonterra’s respective officers, directors, employees, agents, representatives, contractors or subcontractors, regardless of whether such Liabilities are allegedly or deemed to be caused by, in whole or in part, the joint, several, active, passive, sole or concurrent negligent acts or omissions or the strict liability (statutory or otherwise) or other legal fault attributable to Sonterra, but if and only to the extent any such Liabilities are caused by willful misconduct of Sonterra.

(c) The provisions of Paragraph (b) and (d) shall not be applicable to any Liabilities arising out of the performance of any duties and responsibilities performed by Sonterra pursuant to Paragraph 5 (c) and, accordingly, STO hereby agrees to defend, indemnify, release, and hold Sonterra harmless, including its respective officers, directors, employees, agents, representatives, contractors or subcontractors, from and against any and all Liabilities with respect to Drilling Operations undertaken by STO.

(d)  The mutual indemnification obligations in Paragraph 7(b) are intended to comply with applicable “knock-for-knock” oilfield anti-indemnity laws or similar Laws. To the extent such indemnification provisions are found to violate any applicable Law, or in the event any applicable Law is enacted or amended that would cause these provisions to be in violation of such Law, then this Agreement shall automatically be amended to provide that the indemnification provided hereunder shall extend only to the maximum extent permitted by the applicable Law. Any person or entity entitled to indemnification shall be deemed to be a STO Indemnified Party or Sonterra Indemnified Party, as applicable.

  8. FORCE MAJEURE. (a) If any Party is rendered unable, wholly or in part, by an event of force majeure to carry out its obligations under this Agreement, other than obligations to make money payments which shall not be affected by any such event, that Party shall give the non-affected Party prompt written notice of the force majeure event with reasonably full particulars of the event and its consequent inability to carry out its obligations, whereupon the obligations of the Party giving notice, to the extent affected by the event of force majeure, shall be suspended during, but no longer than, the duration of the event of force majeure. The affected Party shall use all reasonable diligence to remedy the inability to perform its obligation caused by the event of force majeure as quickly as reasonably possible under the circumstances.

  (b) The requirement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party involved in a manner or on terms contrary to such Party’s wishes, and the handling and resolution of such labor difficulties shall be entirely within the discretion of the Party concerned.

  (c) The term “event of force majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, terrorism, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming the inability or suspension of performance.

  9. ASSIGNABILITY. This Agreement may not be assigned by Sonterra without the prior written consent of STO, and Sonterra may not delegate its duties or responsibilities hereunder to a third party without the prior written consent of STO. No assignment of any rights hereunder by Sonterra shall relieve Sonterra of any obligations and responsibilities hereunder.

  10. GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING A SITUS IN SAN ANTONIO, BEXAR COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11. COUNTERPARTS.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

12. INDEPENDENT CONTRACTOR.  In their performance of the Services, Sonterra shall be considered an independent contractor, and in no event shall either Party be deemed a partner, co-venturer or agent of the other Party. None of the persons utilized by Sonterra in the performance of Services hereunder shall be deemed to be an employee of STO nor entitled to any benefits available to an STO employee. Compensation required to be paid to such persons engaged by Sonterra to perform any Services hereunder shall be the sole responsibility of Sonterra.

13.  NO RESTRICTIONS.  STO recognizes that Sonterra is not performing the Services under this Agreement on an exclusive basis and agrees that Sonterra is only obligated to devote such time under this Agreement as is reasonably necessary to perform the Services in the same manner as STO performed such Services immediately prior to the Commencement Date. Nothing contained in this Agreement shall prevent either Sonterra or STO from engaging in any other business activities.

14.  NOTICES.  (a) All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party, as follows:

If to STO    South Texas Oil Company
769 Highway 95 N
Bastrop, Texas 78602
Fax: 512-321-4737
Attention: Scott Zimmerman, CEO
 Scott.zimmerman@southtexasoil.com

With a copy to:   Roy D. Toulan, Jr., Esq.
6 Wheeler’s Point Road
Gloucester, MA 01930-1691
 rdtoulan@CorpLegalSolutions.net

If to Sonterra: Sonterra   Operating, Inc.
300 East Sonterra Blvd., Suite 1220
San Antonio, TX 78258
Fax: 212-545-3317
Attention: Wayne A. Psencik, President
wayne@sonterraresources.com

With a copy to:                Kirk Tucker, Esq.
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, TX 77002
Fax: 832-397-8038
kirk.tucker@tklaw.com

(b) Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The parties hereto may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other parties in the manner provided in this Paragraph 14.

15. INSURANCE.  (a) Each party, at its expense, shall procure and maintain, effective as of the date hereof, commercial general liability insurance with a combined single limit for bodily injury and property damage of at least U.S. $1,000,000 per occurrence, excess liability insurance in amounts of not less than $2,000,000 per occurrence in excess of the foregoing, and an aggregate deductible of not in excess of U.S. $100,000, covering its indemnification and other responsibilities under this Agreement.

(b) All insurance policies obtained and maintained as required hereunder shall name the other Party (and include all of said Party’s Indemnified Parties and the contractors and subcontractors of the Indemnified Parties) as additional insureds, and shall also include a waiver of subrogation by the insurers in favor of the Indemnified Parties (including the contractors and subcontractors of the Indemnified Parties). Such insurance shall be primary to any insurance maintained by said Party with respect to matters for which the other Party is responsible under this Agreement.

16. AMENDMENT.  This Agreement may be amended only by a formal written instrument duly executed by the CEOs of both Parties hereto.

17. WAIVER; RIGHTS CUMULATIVE.  Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a formal written instrument executed by or on behalf of the Party hereto waiving compliance. No course of dealing on the part of STO or Sonterra, nor by their respective officers, employees, agents, or representatives, nor any failure by STO or Sonterra to exercise any of its rights under this Agreement shall operate as a waiver thereof nor affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of STO and Sonterra under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

18. SEVERABILITY.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

19. PARTIES IN INTEREST.  Except for the Parties hereto, no other person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms; provided that the indemnity and defense provisions in Paragraph 7(b) shall inure to the benefit of the STO Indemnified Parties and the Sonterra Indemnified Parties as provided therein. Any claim for defense, indemnity or hold harmless hereunder on behalf of a member of the STO Indemnified Parties or the Sonterra Indemnified Parties must be made and administered by STO and Sonterra, respectively.

20. PREPARATION OF AGREEMENT.  Both STO and Sonterra and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the primary draftsman of this Agreement.

21. ENTIRE AGREEMENT; CONFLICTS. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG STO AND SONTERRA PERTAINING TO THE PROVISION OF THE SERVICES AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE PROVISION OF THE SERVICES. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER STO NOR SONTERRA SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

22. JOINT AND SEVERAL LIABILITY. The covenants made by each Party are joint and several.

23. BONDING REQUIREMENTS.  STO shall continue to comply with the bonding requirements of the applicable governmental agency and other governmental authorities, together with any bonding or other security requirements provided for in any Contracts, as they relate to the Operated Properties.

The Parties have caused their duly authorized representatives to execute this Agreement as of the day and year first set forth above.

PARTY OF THE FIRST PART:

STO:

SOUTH TEXAS OIL COMPANY

By: /s/ J. Scott Zimmerman
Name: J. Scott Zimmerman
Title: CEO

STO OPERATING COMPANY

By: /s/ J. Scott Zimmerman
Name: J. Scott Zimmerman
Title: CEO

STO DRILLING COMPANY

By: /s/ J. Scott Zimmerman
Name: J. Scott Zimmerman
Title: CEO

SOUTHERN TEXAS OIL COMPANY

By: /s/ J. Scott Zimmerman
Name: J. Scott Zimmerman
Title: CEO

STO PROPERTIES LLC

By: /s/ J. Scott Zimmerman
Name: J. Scott Zimmerman
Title: CEO

PARTY OF THE SECOND PART:

SONTERRA:

SONTERRA OPERATING, INC.

By: /s/ Wayne A. Psencik
Name: Wayne A. Psencik
Title: President